HICKOK
INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - ROBERT L. BAUMAN	☐	☐	02 - EDWARD F. CRAWFORD	☐	☐	03 - MATTHEW V. CRAWFORD	☐	☐
04 - JENNIFER A. ELLIOTT	☐	☐	05 - BRIAN E. POWERS	☐	☐	06 - STEVEN H. ROSEN	☐	☐
07 - JANET H. SLADE	☐	☐	08 - KIRIN M. SMITH	☐	☐			

+

Proposal	For	Against	Abstain
2. Authorization of issuance of Class B Common Shares upon conversion of convertible note.	☐	☐	☐
3. Ratification of Meaden & Moore, Ltd. as the Company's Independent Auditors for 2015.	☐	☐	☐
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

01Z2EB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HICKOK
INCORPORATED

Proxy — HICKOK INCORPORATED

10514 Dupont Avenue
Cleveland, Ohio 44108-1399
This PROXY is solicited on Behalf of the Board of Directors for the Annual Meeting - April 2, 2015

The undersigned hereby appoints Robert L. Bauman and Gregory M. Zoloty and each of them with the power of substitution or resubstitution as proxies, and authorizes them to vote, as designated on the reverse, all of the common shares of Hickok Incorporated held of record by the undersigned on February 27, 2015 at the Annual Meeting of Shareholders to be held on April 2, 2015 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.